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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             ----------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported):

                                  MARCH 3, 1997
                                  -------------



                           CAPITAL MEDIA GROUP LIMITED
                           ---------------------------
             (Exact name of registrant as specified in its charter)



           NEVADA                     0-21051                  87-0453100
           ------                   ----------                 ----------
       (State or other           (Commission File           (I.R.S. Employer
        jurisdiction                  Number)                Identification
      of incorporation)                                           No.)


                                 25 JAMES STREET
                             LONDON W1M 5HY, ENGLAND
                             -----------------------
                    (Address of principal executive offices)



     Registrant's telephone number, including area code: 011-44-171-224-4141

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ITEM 5.  OTHER EVENTS.

        A.     COMPLETION OF PRIVATE PLACEMENT.

         On March 3, 1997, Capital Media Group Limited (the "Company") closed a private offering of its securities (the "Offering"). In the Offering, the Company sold an aggregate of 12,000,000 shares of the Company's Common Stock, $.001 par value per share ("Common Stock"), at a purchase price of $0.50 per share. The Offering was made in accordance with Regulation D and Regulation S under the Securities Act of 1933, as amended (the "Act"). All investors in the Offering represented to the Company that they were "accredited investors," as that term is defined under the Act. The Company did not utilize a placement agent in making the Offering.

        At this date, the Company has issued and outstanding (i) 24,763,328 shares of Common Stock; and (ii) Common Stock purchase warrants to purchase an additional 9,533,328 shares of Common Stock at various exercise prices ranging from $2.50 per share to $4.00 per share. Additionally, the Company has reserved Common Stock purchase warrants to purchase 1,500,000 shares of Common Stock at an exercise price of $2.50 per share. These warrants will be allocated in the future among the Company's management.

        The aggregate net proceeds of the Offering to the Company were approximately $5,850,000. The net proceeds are being used for working capital purposes. The Company believes that the net proceeds of this Offering will satisfy the Company's working capital requirements through June 1, 1997.

        The Company has agreed that it will use its reasonable efforts to file a registration statement (the "Registration Statement") relating to all of the shares of Common Stock issued as part of the Offering within thirty (30) days after completion of the Offering, and to thereafter use its reasonable efforts to cause such Registration Statement to become effective under the Act. In addition, investors who have acquired their securities in the Offering in accordance with Regulation S under the Act have contractually agreed not to sell any of the securities acquired in the Offering until the earlier of effectiveness of the Registration Statement or two (2) years from the closing date of the Offering.

        B.     CHANGES TO THE TERMS OF THE INSTAR LOAN.

        On October 31, 1996, the Company U.K. subsidiary entered into an agreement to borrow up to $2.0 million from Instar Holdings, Inc. ("Instar") to fund the Company's working capital requirements (the "Instar Loan"). The Instar Loan is guaranteed by the Company and by Onyx Television GMBH (the Company's principal operating subsidiary) and is secured by a charge on substantially all of the Company's assets. Interest is payable monthly on the loan at the rate of 2% above Lloyd Bank's base rate. For further information regarding the terms of the Instar Loan, see the Company's Quarterly Report on Form 10-QSB for the quarter ended September 30, 1996.

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        The terms of the Instar Loan have now been amended to provide that: (i)
the principal repayment date of the Instar Loan is now June 1, 1997 or, if earlier, the date on which the Company makes a private placement of its securities (other than the private placement referred to in (A) above) in an amount equal to or greater than the amount outstanding under the Instar Loan (the "Repayment Date") and (ii) the Instar Loan is now convertible, at the option of the holder thereof, into fully paid shares of Common Stock at a conversion rate of one share of Common Stock for each U.S.$0.50 principal amount of the Instar Loan.

        C.     OTHER MATTERS.

        On January 10, 1997, Barry Townsley resigned from his position as a member of the Company's Board of Directors.

        The Company's Board currently consists of the following persons: (i) Charles Koppel, (ii) Barry Llewellyn, (iii) Stephen Kornfeld, (iv) Karl Hauptman, (v) James Leitner, (vi) Stanley Hollander, (vii) Mark Sillam, and
(viii) Jean Francois Klein. For a description of the background of the Company's Board members except Messrs. Sillam and Klein, see the Company's Annual Report on Form 10-KSB for the year ended December 31, 1995 and the Company's Quarterly Report on Form 10-QSB for the quarter ended September 30, 1996. Messrs. Sillam and Klein have been employed by Groupe AB for more than the last five years and are currently the Executive Vice President and Chief Operating Officer and Vice President and Chief Financial Officer, respectively, of Groupe AB.



ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

        (a)    Not applicable.

        (b)    Not applicable.

        (c)    Exhibits.

               None



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                                    SIGNATURE



        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            CAPITAL MEDIA GROUP LIMITED




                                            By: /S/ CHARLES KOPPEL
                                               ----------------------------
                                               Charles Koppel, President

Date: March 14, 1997



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